Exhibit 23.3

                             Laurence G. Stephenson
                           520 - 470 Granville Street
                              Tel/Fax: 604-780-7659


                                CONSENT OF AUTHOR

To:  United States Securities and Exchange Commission

I, Laurence G. Stephenson, P.Eng., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled "GEOLOGICAL AND GEOCHEMICAL REPORT ON THE TWIN CLAIM" dated November 9th, 2005 (the "Technical Report"), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of American Bonanza Resources Corp.

I hereby certify I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of American Bonanza Resources Corp.

Dated January 11, 2006


/s/ Laurence G. Stephenson
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Laurence G. Stephenson                      [Seal of Stamp of Qualified Person]